Press Release
Investor Contact: Ahmed Pasha 703-682-6451
Media Contact: Amy Ackerman 703-682-6399

AES Reports 2015 Proportional Free Cash Flow of $1,241 Million and Adjusted EPS of $1.22

2015 Achievements

•	Increased quarterly dividend by 10%, to $0.11 per share, beginning in the first quarter of 2016

•	Returned $757 million to shareholders through share repurchases and dividend payments

•	Used $345 million to prepay or refinance Parent debt

•	Brought on-line 1,484 MW of new projects, with an additional 5,620 MW currently under construction, the majority of which is expected to come on-line through 2018

•	Advanced select platform expansion projects in the Philippines, Panama and California

2016 Guidance and 2017-2018 Expectations

•	Revised 2016 Proportional Free Cash Flow guidance to $1,000-$1,350 million, $125 million below prior guidance; continues to expect at least 10% average annual growth in 2017 and 2018

•	Revised 2016 Adjusted EPS guidance to $0.95-$1.05, $0.10 below prior guidance; now expects average annual growth in 2017 and 2018 in the higher end of the prior 12%-16% range

•	Revised 2016 guidance primarily reflects the impact from continued devaluation in foreign currencies and commodities, as well as slower economic growth in Brazil

ARLINGTON, Va., February 24, 2016 – The AES Corporation (NYSE: AES) today reported Proportional Free Cash Flow (a non-GAAP financial measure) for full year 2015 of $1,241 million, an increase of $350 million from full year 2014. Although operating results were down year-over-year, Proportional Free Cash Flow improved primarily as a result of improved collections, particularly in the Dominican Republic and in Chile. Full year 2015 Consolidated Net Cash Provided by Operating Activities increased $343 million to $2,134 million, primarily driven by the same factors as Proportional Free Cash Flow.

Full year 2015 Adjusted Earnings Per Share (Adjusted EPS, a non-GAAP financial measure) decreased $0.08 to $1.22, primarily due to the $0.11 impact from the devaluation in foreign currencies in Latin America and Europe, the impact of lower commodity prices, as well as lower demand in Brazil. These negative impacts were partially offset by a 6% reduction in share count, lower Parent interest expense, improved hydrological conditions in Panama and the contributions from new plants coming on-line, including Mong Duong in Vietnam.

Full year 2015 Diluted Earnings Per Share from Continuing Operations was $0.44, a decrease of $0.65 from full year 2014. In addition to the factors impacting Adjusted EPS described above, Diluted EPS also reflects lower gains from sales of businesses and higher impairment expense, partially offset by lower debt extinguishment expense.

"Despite facing significant macroeconomic headwinds in 2015, we delivered strong free cash flow growth, continued to de-lever the company, repurchased $500 million of our shares and advanced our platform expansion projects," said Andrés Gluski, AES President and Chief Executive Officer. "Based on our strong

Proportional Free Cash Flow growth of almost 40%, for the third consecutive year we raised our dividend by at least 10%. We also brought on-line 1,500 MW of new capacity and our additional 6 GW of largely funded, on-going construction projects will drive our expected 10% growth in free cash flow through 2018."

"We are obviously disappointed that the adverse macroeconomic conditions, specifically declines in foreign currencies and commodities and the recession in Brazil, continue to have an impact on our financial outlook," said Tom O'Flynn, AES Executive Vice President and Chief Financial Officer. "That said, we continue to partially offset these headwinds through our hedging activities and other steps, including a three-year cost reduction and revenue enhancement program from which we expect to realize an annual run rate benefit of $150 million. We will continue to prudently allocate our capital to maximize risk-adjusted returns for our shareholders."

Table 1: Key Financial Results

$ in Millions, Except Per Share Amounts	Fourth Quarter		Full Year		Full Year 2015 Guidance
	2015	2014	2015	2014
Proportional Free Cash Flow[1,2]	$293	$287	$1,241	$891	$1,000-$1,350 million
Consolidated Net Cash Provided by Operating Activities	$629	$575	$2,134	$1,791	$1,900-$2,700 million
Adjusted EPS[1]	$0.34	$0.41	$1.22	$1.30	$1.18-$1.25
Diluted EPS from Continuing Operations	$(0.13)	$0.29	$0.44	$1.09	N/A
1 A non-GAAP financial measure. See “Non-GAAP Financial Measures” for definitions and reconciliations to the most comparable GAAP financial measures.
2 Defined as Proportional Net Cash Provided by Operating Activities, less Maintenance Capex, which includes non-recoverable environmental capex. Beginning in Q1 2015, the definition was revised to also exclude cash flows related to service concession assets.

Discussion of Drivers of Proportional Free Cash Flow (a non-GAAP financial measure), Adjusted Pre-Tax Contribution (Adjusted PTC, a non-GAAP financial measure) and Adjusted EPS (a non-GAAP financial measure)
The Company manages its portfolio in six market-oriented Strategic Business Units (SBUs): US (United States), Andes (Chile, Colombia and Argentina), Brazil, MCAC (Mexico, Central America and Caribbean), Europe, and Asia.

Table 2: Fourth Quarter Proportional Free Cash Flow1 and Adjusted PTC1

$ in Millions	Fourth Quarter
	Proportional Free Cash Flow[1]			Adjusted PTC[1]
	2015	2014	Variance	2015	2014	Variance
US	$114	$144	$(30)	$97	$134	$(37)
Andes	$93	$50	$43	$160	$144	$16
Brazil	$7	$25	$(18)	$6	$58	$(52)
MCAC	$107	$151	$(44)	$79	$68	$11
Europe	$31	$30	$1	$64	$81	$(17)
Asia	$28	$16	$12	$30	$13	$17
Total SBUs	$380	$416	$(36)	$436	$498	$(62)
Corporate & Other	$(87)	$(129)	$42	$(111)	$(114)	$3
Total	$293	$287	$6	$325	$384	$(59)
	Adjusted Effective Tax Rate			30%	25%
	Diluted Share Count			674	714
	Adjusted EPS[1,2]			$0.34	$0.41	$(0.07)

[1]	A non-GAAP financial measure. See “Non-GAAP Financial Measures” for definitions and reconciliations to the most comparable GAAP financial measures.

[2]	Includes $10 million and $17 million of after-tax adjusted equity in earnings for fourth quarter 2015 and fourth quarter 2014, respectively.

Fourth quarter 2015 Proportional Free Cash Flow increased $6 million to $293 million and Fourth quarter 2015 Adjusted PTC decreased $59 million to $325 million. Key drivers of this improvement included:

•	US

◦	Proportional Free Cash Flow decreased $30 million, primarily driven by:

▪	Lower margins: lower availability and a greater proportion of energy sold into the wholesale versus retail market at DPL and lower wholesale margins and the impact of the partial sell-down at IPL; and

▪	DPL: higher capital expenditures and lower collections, partially offset by a one-time contract termination payment in 2014;

▪	Partially offset by lower capital expenditures and higher collections at IPL.

◦	Adjusted PTC decreased $37 million, primarily due to lower margins.

•	Andes

◦	Proportional Free Cash Flow increased $43 million, primarily driven by:

▪	Higher margins: higher energy prices at Chivor in Colombia and lower depreciation and lower fixed costs at Gener in Chile, offset by an approximate 29% devaluation of the Colombian Peso; and

▪	Lower capital expenditures and higher VAT refunds related to the construction of Cochrane and Alto Maipo in Chile.

◦	Adjusted PTC increased $16 million, primarily due to higher margins and lower interest income in Argentina.

•	Brazil

◦	Proportional Free Cash Flow decreased $18 million, primarily driven by:

▪
Lower margins: lower demand and increased storm costs at Sul, higher fixed costs and lower demand at Eletropaulo and the 34% devaluation of the Brazilian Real, partially offset by lower spot energy purchases at lower prices at Tiete.

◦	Adjusted PTC decreased $52 million, primarily due to lower margins and higher provisions for bad debt at Sul.

•	Mexico, Central America & the Caribbean (MCAC)

◦	Proportional Free Cash Flow decreased of $44 million, primarily driven by:

▪	Lower margins: timing of spot gas cargoes in 2015 in the Dominican Republic; and

▪	Higher collection of receivables in the fourth quarter of 2014 in the Dominican Republic.

◦	Adjusted PTC increased $11 million, primarily due to compensation related to the early termination of a PPA in Panama, where a new PPA is now in place, offset by lower margins.

•	Europe

◦	Proportional Free Cash Flow increased $1 million, primarily driven by:

▪
Lower margins: the 40% devaluation of the Kazakhstan Tenge, the 12% devaluation of the Euro, the timing of outages at Ballylumford in the United Kingdom in 2014, the sale of Ebute in Nigeria in 2014, partially offset by the timing of outages at Kilroot in the United Kingdom;

▪	Offset by higher collections at Maritza in Bulgaria.

◦	Adjusted PTC decreased $17 million, due to lower margins, partially offset by lower depreciation at Kilroot in the United Kingdom.

•	Asia

◦	Proportional Free Cash Flow increased $12 million, primarily driven by:

▪	Higher margins: the commencement of operations at Mong Duong in Vietnam.

◦	Adjusted PTC increased $17 million, primarily due to higher margins.

•	Corp/Other

◦	Proportional Free Cash Flow increased $42 million, primarily driven by lower Parent interest expense in 2015 and swap termination payments in 2014.

◦	Adjusted PTC increased $3 million, primarily due to lower Parent interest expense.

Table 3: Full Year Proportional Free Cash Flow1 and Adjusted PTC1

$ in Millions	Full Year
	Proportional Free Cash Flow[1]			Adjusted PTC[1]
	2015	2014	Variance	2015	2014	Variance
US	$591	$646	$(55)	$360	$445	$(85)
Andes	$224	$176	$48	$482	$421	$61
Brazil	$(29)	$13	$(42)	$91	$242	$(151)
MCAC	$498	$281	$217	$327	$352	$(25)
Europe	$238	$197	$41	$235	$348	$(113)
Asia	$87	$82	$5	$96	$46	$50
Total SBUs	$1,609	$1,395	$214	$1,591	$1,854	$(263)
Corporate & Other	$(368)	$(504)	$136	$(441)	$(533)	$92
Total	$1,241	$891	$350	$1,150	$1,321	$(171)
	Adjusted Effective Tax Rate			29%	30%
	Diluted Share Count			689	724
	Adjusted EPS[1,2]			$1.22	$1.30	$(0.08)

[1]	A non-GAAP financial measure. See “Non-GAAP Financial Measures” for definitions and reconciliations to the most comparable GAAP financial measures.

[2]	Includes $87 million and $53 million of after-tax adjusted equity in earnings for full year 2015 and full year 2014, respectively.

For the year ended December 31, 3015, Proportional Free Cash Flow increased $350 million to $1,241 million and Adjusted PTC decreased $171 million to $1,150 million.

•	US

◦	Proportional Free Cash Flow decreased $55 million, primarily driven by:

▪
Lower margins: lower wind generation, lower contributions from IPL due to wholesale margins and the partial sell-down, as well as a greater proportion of energy sold into the wholesale versus retail market at DPL;

▪	Partially offset by higher collections, lower inventory and a one-time contract termination payment at DPL in 2014.

◦	Adjusted PTC decreased $85 million, primarily driven by lower margins.

•	Andes

◦	Proportional Free Cash Flow increased $48 million, primarily driven by:

▪	Higher margins: improved availability in Chile and higher energy prices at Chivor in Colombia, offset by the 27% devaluation of the Colombian Peso; and

▪	Increased VAT refunds related to the construction of Cochrane and Alto Maipo in Chile, partially offset by lower collections and higher taxes at Chivor.

◦	Adjusted PTC increased $61 million, primarily due to higher margins, as well as the gain on the restructuring at Guacolda in Chile.

•	Brazil

◦	Proportional Free Cash Flow decreased $42 million, primarily driven by:

▪	Lower margins: lower demand and the 29% devaluation of the Brazilian Real; and

▪	Higher interest expense, as well as the timing of energy purchases, lower tax payments and a reduction in maintenance capital expenditures at Sul.

◦	Adjusted PTC decreased $151 million, primarily due to lower margins, the net unfavorable reversal of liabilities at Eletropaulo and Sul and regulatory charges at Sul.

•	Mexico, Central America & the Caribbean (MCAC)

◦	Proportional Free Cash Flow increased $217 million, primarily driven by:

▪	Lower margins: lower LNG sales demand, ancillary service revenue and availability in the Dominican Republic, partially offset by improved hydrology in Panama;

▪	Offset by the collection of outstanding receivables in the Dominican Republic and the favorable timing of collections in Puerto Rico and Panama.

◦	Adjusted PTC decreased $25 million, primarily driven by lower margins.

•	Europe

◦	Proportional Free Cash Flow increased $41 million, primarily driven by:

▪	Lower margins: the 16% devaluation of the Euro, 20% devaluation of the Kazakhstan Tenge and the sales of the Company's business in Nigeria and wind businesses in the United Kingdom in 2014;

▪	Offset by higher collections in Bulgaria and Jordan.

◦	Adjusted PTC decreased $113 million, primarily due to lower margins and the reversal of a liability in Kazakhstan that was favorable in 2014.

•	Asia

◦	Proportional Free Cash Flow increased $5 million, primarily due to:

▪	Higher margins: commencement of operations at Mong Duong in Vietnam and improved availability, offset by the partial sell-down at Masinloc in the Philippines;

▪	Partially offset by higher tax payments and the timing of collections and fuel payments at Masinloc.

◦	Adjusted PTC increased $50 million, primarily due to higher margins.

•	Corp/Other

◦
Proportional Free Cash Flow increased $136 million, primarily driven by lower Parent interest expense, a swap termination payment in 2014 and realized gains on foreign currencies as a result of the Company's hedging program.

◦	Adjusted PTC increased $92 million, primarily due to lower Parent interest expense.

Table 4: Guidance & Expectations

$ in Millions, Except Per Share Amounts	Full Year 2016 Guidance		2017-2018 Expectations
	Prior as of 11/5/15	Current as of 2/24/16	Prior as of 11/5/15	Current as of 2/24/16
Proportional Free Cash Flow[1]	$1,125-$1,475	$1,000-$1,350	At least 10% average annual growth off 2016 base	No change in growth rate; off lower 2016 base
Consolidated Net Cash Provided by Operating Activities	$2,200-$3,000	$2,000-$2,900	N/A	N/A
Adjusted EPS[1]	$1.05-$1.15	$0.95-$1.05	12%-16% average annual growth off 2016 base	Now expect higher end of 12%-16% growth rate; off lower 2016 base

[1]	A non-GAAP financial measure. See “Non-GAAP Financial Measures” for definitions and reconciliations to the most comparable GAAP financial measures.

2016 Guidance and 2017-2018 Expectations

•
Outlook primarily reflects the negative impact of bringing forward foreign currency and commodity curves from October 15, 2015 to January 31, 2016, as well as the continued economic slowdown in Brazil.

•	The Company is lowering its 2016 Proportional Free Cash Flow guidance range from $1,125-$1,475 million to $1,000-$1,350 million.

◦	The Company continues to expect average annual growth in 2017 and 2018 of at least 10% in Proportional Free Cash Flow, but off the lower 2016 base.

•	The Company is lowering its 2016 Parent Free Cash Flow range from $575-$675 million to $525-$625 million.

◦	The Company continues to expect average annual growth in 2017 and 2018 of at least 10% in Parent Free Cash Flow, but off the lower 2016 base.

•	The Company is lowering its 2016 Consolidated Net Cash Provided by Operating Activities guidance range from $2,200-$3,000 million to $2,000-$2,900 million.

•	The Company is lowering its 2016 Adjusted EPS guidance range from $1.05-$1.15 to $0.95-$1.05.

◦	The Company expects average annual growth in Adjusted EPS in 2017 and 2018 to be in the high end of the prior 12% to 16% range, but off the lower 2016 base.

Highlights

•	In 2015, the Company announced that its Board of Directors approved a 10% increase in its quarterly dividend, to $0.11 per share, beginning in the first quarter of 2016.

•	In 2015, the Company repurchased 40 million shares, or 6% of shares outstanding, for $481 million at an average price of $12.11 per share.

◦
Since the Company's third quarter earnings call on November 5, 2015, the Company has repurchased 15 million shares for $136 million, at an average price of $9.22. This includes 9 million shares repurchased in 2016 for $79 million.

◦	Since September 2011, the Company has repurchased 126 million shares, or 15% of shares outstanding, for $1,543 million at an average price of $12.26.

•	In 2015, the Company utilized $345 million to prepay and refinance Parent debt.

◦	Since the Company's third quarter earnings call on November 5, 2015, the Company has used $116 million to prepay Parent debt.

◦	Since September 2011, the Company has reduced Parent debt by $1.5 billion, or 23%.

•	In 2015, the Company announced or closed seven asset sale transactions for $787 million in equity proceeds to AES upon closing.

◦	Since September 2011, the Company has announced or closed 41 asset sales representing approximately $3.4 billion in equity proceeds to AES and the exit from operations in 11 countries.

•	In 2015, the Company brought on-line five new construction projects totaling 1,484 MW.

◦	The Company currently has an additional 5,620 MW of capacity under construction, the majority of which is expected to come on-line through 2018.

Non-GAAP Financial Measures
See Non-GAAP Financial Measures for definitions of Adjusted Earnings Per Share, Adjusted Pre-Tax Contribution, Proportional Free Cash Flow, as well as reconciliations to the most comparable GAAP financial measures.

Attachments
Consolidated Statements of Operations, Consolidated Balance Sheets, Segment Information, Consolidated Statements of Cash Flows, Non-GAAP Financial Measures, Parent Financial Information, 2015 Financial Guidance Elements and 2016 Financial Guidance Elements.

Conference Call Information
AES will host a conference call on Wednesday, February 24, 2016 at 9:00 a.m. Eastern Standard Time (EST). Interested parties may listen to the teleconference by dialing 1-888-317-6003 at least ten minutes before the start of the call. International callers should dial +1-412-317-6061. The conference ID for this call is 8324667. Internet access to the conference call and presentation materials will be available on the AES website at www.aes.com by selecting “Investors” and then “Presentations and Webcasts.”

A webcast replay, as well as a replay in downloadable MP3 format, will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES
The AES Corporation (NYSE: AES) is a Fortune 200 global power company. We provide affordable, sustainable energy to 17 countries through our diverse portfolio of distribution businesses as well as thermal and renewable generation facilities. Our workforce of 21,000 people is committed to operational excellence and meeting the world’s changing power needs. Our 2015 revenues were $15 billion and we own and manage $37 billion in total assets. To learn more, please visit www.aes.com. Follow AES on Twitter @TheAESCorp.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A “Risk Factors” and Item 7: "Management’s Discussion & Analysis" in AES’ 2015 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any Stockholder who desires a copy of the Company’s 2015 Annual Report on Form 10-K dated on or about February 23, 2016 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

#

THE AES CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Year Ended December 31,
	2015	2014	2013
	(in millions, except per share amounts)
Revenue:
Regulated	$7,660	$8,874	$8,056
Non-regulated	7,303	8,272	7,835
Total revenue	14,963	17,146	15,891
Cost of sales:
Regulated	(6,564)	(7,530)	(6,837)
Non-regulated	(5,533)	(6,528)	(5,807)
Total cost of sales	(12,097)	(14,058)	(12,644)
Operating margin	2,866	3,088	3,247
General and administrative expenses	(196)	(187)	(220)
Interest expense	(1,436)	(1,471)	(1,482)
Interest income	524	365	275
Loss on extinguishment of debt	(186)	(261)	(229)
Other expense	(65)	(68)	(76)
Other income	83	124	125
Gain on sale of businesses	29	358	26
Goodwill impairment expense	(317)	(164)	(372)
Asset impairment expense	(285)	(91)	(95)
Foreign currency transaction gains (losses)	105	11	(22)
Other non-operating expense	—	(128)	(129)
INCOME FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	1,122	1,576	1,048
Income tax expense	(465)	(419)	(343)
Net equity in earnings of affiliates	105	19	25
INCOME FROM CONTINUING OPERATIONS	762	1,176	730
Income (loss) from operations of discontinued businesses, net of income tax expense of $0, $23, and $24, respectively	—	27	(27)
Net loss from disposal and impairments of discontinued operations, net of income tax expense (benefit) of $0, $4, and $(15), respectively	—	(56)	(152)
NET INCOME	762	1,147	551
Noncontrolling interests:
Less: (Income) from continuing operations attributable to noncontrolling interests	(456)	(387)	(446)
Plus: Loss from discontinued operations attributable to noncontrolling interests	—	9	9
Total net income attributable to noncontrolling interests	(456)	(378)	(437)
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION	$306	$769	$114
AMOUNTS ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS:
Income from continuing operations, net of tax	$306	$789	$284
Loss from discontinued operations, net of tax	—	(20)	(170)
Net income	$306	$769	$114
BASIC EARNINGS PER SHARE:
Income from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.45	$1.10	$0.38
Loss from discontinued operations attributable to The AES Corporation common stockholders, net of tax	—	(0.03)	(0.23)
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.45	$1.07	$0.15
DILUTED EARNINGS PER SHARE:
Income from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.44	$1.09	$0.38
Loss from discontinued operations attributable to The AES Corporation common stockholders, net of tax	—	(0.03)	(0.23)
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.44	$1.06	$0.15
DIVIDENDS DECLARED PER COMMON SHARE	$0.41	$0.25	$0.17

THE AES CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,
	2015	2014
	(in millions, except per share amounts)
Revenue:
Regulated	$1,669	$2,238
Non-Regulated	1,731	1,894
Total revenue	3,400	4,132
Cost of Sales:
Regulated	(1,463)	(1,798)
Non-Regulated	(1,219)	(1,626)
Total cost of sales	(2,682)	(3,424)
Operating margin	718	708
General and administrative expenses	(46)	(39)
Interest expense	(375)	(385)
Interest income	151	160
Loss on extinguishment of debt	(21)	(65)
Other expense	(13)	(31)
Other income	39	68
Gain on sale of businesses	6	(5)
Goodwill impairment expense	(317)	(10)
Asset impairment expense	(9)	(1)
Foreign currency transaction gains (losses)	104	102
Other non-operating expense	—	(68)
INCOME FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	237	434
Income tax expense	(204)	(116)
Net equity in earnings of affiliates	8	(20)
INCOME FROM CONTINUING OPERATIONS	41	298
Income (loss) from operations of discontinued businesses, net of income tax (benefit) expense of $1, and $0, respectively	—	—
Net gain (loss) from disposal and impairments of discontinued businesses, net of income tax (benefit) expense of $22, and $(13), respectively	—	—
NET INCOME (LOSS)	41	298
Noncontrolling interests:
Less: (Income) loss from continuing operations attributable to noncontrolling interests	(126)	(92)
Less: (Income) loss from discontinued operations attributable to noncontrolling interests	—	—
Total net income attributable to noncontrolling interests	(126)	(92)
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$(85)	$206
AMOUNTS ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS:
Income (loss) from continuing operations, net of tax	$(85)	$206
Income (loss) from discontinued operations, net of tax	—	—
Net income (loss)	$(85)	$206
BASIC EARNINGS PER SHARE:
Income (loss) from continuing operations attributable to The AES Corporation common stockholders, net of tax	$(0.13)	$0.29
Income (loss) from discontinued operations attributable to The AES Corporation common stockholders, net of tax	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(0.13)	$0.29
DILUTED EARNINGS PER SHARE:
Income (loss) from continuing operations attributable to The AES Corporation common stockholders, net of tax	$(0.13)	$0.29
Income (loss) from discontinued operations attributable to The AES Corporation common stockholders, net of tax	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(0.13)	$0.29
DIVIDENDS DECLARED PER COMMON SHARE	$0.21	$0.15

THE AES CORPORATION
Strategic Business Unit (SBU) Information
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in millions)
REVENUE
US	$842	$930	$3,593	$3,826
Andes	595	594	2,489	2,642
Brazil	956	1,483	4,666	6,009
MCAC	557	659	2,353	2,682
EMEA	270	372	1,191	1,439
Asia	183	102	684	558
Corporate, Other and Inter-SBU eliminations	(3)	(8)	(13)	(10)

Total Revenue	$3,400	$4,132	$14,963	$17,146

THE AES CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31, 2015	December 31, 2014
	(in millions, except share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,262	$1,539
Restricted cash	295	283
Short-term investments	484	709
Accounts receivable, net of allowance for doubtful accounts of $95 and $96, respectively	2,473	2,709
Inventory	675	702
Deferred income taxes	—	275
Prepaid expenses	108	175
Other current assets	1,473	1,434
Assets of held-for-sale businesses	96	—
Total current assets	6,866	7,826
NONCURRENT ASSETS
Property, Plant and Equipment:
Land	711	870
Electric generation, distribution assets and other	28,491	30,459
Accumulated depreciation	(9,449)	(9,962)
Construction in progress	3,063	3,784
Property, plant and equipment, net	22,816	25,151
Other Assets:
Investments in and advances to affiliates	610	537
Debt service reserves and other deposits	565	411
Goodwill	1,157	1,458
Other intangible assets, net of accumulated amortization of $97 and $158, respectively	214	281
Deferred income taxes	543	662
Service concession assets, net of accumulated amortization of $34	1,543	—
Other noncurrent assets	2,536	2,640
Total other assets	7,168	5,989
TOTAL ASSETS	$36,850	$38,966
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,721	$2,278
Accrued interest	251	260
Accrued and other liabilities	2,436	2,326
Non-recourse debt, including $163 and $240, respectively, related to variable interest entities	2,529	1,982
Recourse debt	—	151
Liabilities of held-for-sale businesses	13	—
Total current liabilities	6,950	6,997
NONCURRENT LIABILITIES
Non-recourse debt, including $760 and $1,030, respectively, related to variable interest entities	13,263	13,618
Recourse debt	5,015	5,107
Deferred income taxes	1,090	1,277
Pension and other post-retirement liabilities	927	1,342
Other noncurrent liabilities	2,896	3,222
Noncurrent liabilities of held-for-sale businesses	—	—
Total noncurrent liabilities	23,191	24,566
Redeemable stock of subsidiaries	538	78
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 815,846,621 issued and 666,808,790 outstanding at December 31, 2015 and 814,539,146 issued and 703,851,297 outstanding at December 31, 2014)	8	8
Additional paid-in capital	8,718	8,409
Retained earnings	143	512
Accumulated other comprehensive loss	(3,883)	(3,286)
Treasury stock, at cost (149,037,831 shares at December 31, 2015 and 110,687,849 shares at December 31, 2014)	(1,837)	(1,371)
Total AES Corporation stockholders’ equity	3,149	4,272
NONCONTROLLING INTERESTS	3,022	3,053
Total equity	6,171	7,325
TOTAL LIABILITIES AND EQUITY	$36,850	$38,966

THE AES CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
OPERATING ACTIVITIES:	(in millions)		(in millions)
Net income	$41	$298	$762	$1,147
Adjustments to net income:
Depreciation and amortization	264	308	1,144	1,245
Loss (gain) on sale of businesses	(5)	5	(29)	(358)
Impairment expenses	326	79	602	383
Deferred income taxes	(42)	(36)	(50)	47
(Reversals of) provisions for contingencies	19	7	(72)	(34)
Loss on extinguishment of debt	21	65	186	261
Loss on disposals and impairments - discontinued operations	—	(1)	—	50
Other	(45)	(82)	28	72
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(64)	(26)	(378)	(520)
(Increase) decrease in inventory	(15)	27	(26)	(48)
(Increase) decrease in prepaid expenses and other current assets	278	(61)	655	(73)
(Increase) decrease in other assets	(202)	(284)	(1,305)	(723)
Increase (decrease) in accounts payable and other current liabilities	(207)	(71)	31	(85)
Increase (decrease) in income tax payables, net and other tax payables	179	150	53	(89)
Increase (decrease) in other liabilities	81	197	533	516
Net cash provided by operating activities	629	575	2,134	1,791
INVESTING ACTIVITIES:
Capital expenditures	(621)	(627)	(2,308)	(2,016)
Acquisitions, net of cash acquired	—	—	(17)	(728)
Proceeds from the sale of businesses, net of cash sold	42	139	138	1,807
Sale of short-term investments	1,168	1,168	4,851	4,503
Purchase of short-term investments	(1,196)	(1,237)	(4,801)	(4,623)
(Increase) decrease in restricted cash, debt service reserves and other assets	(99)	257	(159)	419
Other investing	(21)	8	(70)	(18)
Net cash used in investing activities	(727)	(292)	(2,366)	(656)
FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	282	77	959	836
Repayments under revolving credit facilities	(293)	(89)	(937)	(834)
Issuance of recourse debt	—	—	575	1,525
Repayments of recourse debt	—	(98)	(915)	(2,117)
Issuance of non-recourse debt	967	1,926	4,248	4,179
Repayments of non-recourse debt	(844)	(1,842)	(3,312)	(3,481)
Payments for financing fees	(25)	(47)	(90)	(158)
Distributions to noncontrolling interests	(144)	(108)	(326)	(485)
Contributions from noncontrolling interests	9	29	126	143
Proceeds from the sale of redeemable stock of subsidiaries	—	—	461	—
Dividends paid on AES common stock	(67)	(36)	(276)	(144)
Payments for financed capital expenditures	(40)	(168)	(150)	(528)
Purchase of treasury stock	(74)	(168)	(482)	(308)
Proceeds from sales to noncontrolling interests, net of transaction costs	154	83	154	83
Other financing	17	23	(7)	27
Net cash used in financing activities	(58)	(418)	28	(1,262)
Effect of exchange rate changes on cash	(12)	4	(52)	(51)
Decrease (increase) in cash of discontinued businesses	—	—	—	75
Cash at held-for-sale businesses	(7)	—	(21)	—
Total decrease in cash and cash equivalents	(175)	(131)	(277)	(103)
Cash and cash equivalents, beginning	1,437	1,670	1,539	1,642
Cash and cash equivalents, ending	$1,262	$1,539	$1,262	$1,539
SUPPLEMENTAL DISCLOSURES:
Cash payments for interest, net of amounts capitalized	$390	449	1,265	1,351
Cash payments for income taxes, net of refunds	$69	79	388	480
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Assets received upon sale of subsidiaries	$—	—	—	44
Assets acquired through capital lease and other liabilities	$6	36	18	49
Dividends declared but not yet paid	$135	72	135	72

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(in millions)
Calculation of Maintenance Capital Expenditures for Free Cash Flow (1) Reconciliation Below:
Maintenance Capital Expenditures	$195	$207	$612	$666
Environmental Capital Expenditures	129	69	322	241
Growth Capital Expenditures	337	519	1,524	1,637
Total Capital Expenditures	$661	$795	$2,458	$2,544

Reconciliation of Proportional Operating Cash Flow(2)
Consolidated Operating Cash Flow	$629	$575	$2,134	$1,791
Add: capital expenditures related to service concession assets (4)	17	—	165	—
Less: Proportional Adjustment Factor (3),6)	(197)	(108)	(558)	(359)
Proportional Operating Cash Flow (2)	$449	$467	$1,741	$1,432

Reconciliation of Free Cash Flow(1)
Consolidated Operating Cash Flow	$629	$575	$2,134	$1,791
Add: capital expenditures related to service concession assets (4)	17	—	165	—
Less: Maintenance Capital Expenditures, net of reinsurance proceeds	(195)	(207)	(612)	(666)
Less: Non-recoverable Environmental Capital Expenditures	(17)	(26)	(60)	(78)
Free Cash Flow(1)	$434	$342	$1,627	$1,047

Reconciliation of Proportional Free Cash Flow(1),(2)
Proportional Operating Cash Flow	$449	$467	$1,741	$1,432
Less: Proportional Maintenance Capital Expenditures, net of reinsurance proceeds and Proportional Non-recoverable Environmental Capital Expenditures (3),(5)	(156)	(180)	(500)	(541)
Proportional Free Cash Flow(1),(2)	$293	$287	$1,241	$891

(1)
Free cash flow (a non-GAAP financial measure) is defined as net cash from operating activities excluding capital expenditures related to service concession assets, less maintenance capital expenditures (including non-recoverable environmental capital expenditures), net of reinsurance proceeds from third parties. AES believes that free cash flow is a useful measure for evaluating our financial condition because it represents the amount of cash provided by operations less maintenance capital expenditures as defined by our businesses, that may be available for investing or for repaying debt.

(2)
AES is a holding company that derives its income and cash flows from the activities of its subsidiaries, some of which may not be wholly-owned by the Company. Accordingly, the Company has presented certain financial metrics which are defined as Proportional (a non-GAAP financial measure). Proportional metrics present the Company's estimate of its share in the economics of the underlying metric. The Company believes that the Proportional metrics are useful to investors because they exclude the economic share in the metric presented that is held by non-AES shareholders. For example, Net Cash from Operating Activities (Operating Cash Flow) is a GAAP metric which presents the Company's cash flow from operations on a consolidated basis, including operating cash flow allocable to noncontrolling interests. Proportional Operating Cash Flow removes the share of operating cash flow allocable to noncontrolling interests and

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)

therefore may act as an aid in the valuation of the Company. Proportional metrics are reconciled to the nearest GAAP measure. Certain assumptions have been made to estimate our proportional financial measures. These assumptions include: (i) the Company's economic interest has been calculated based on a blended rate for each consolidated business when such business represents multiple legal entities; (ii) the Company's economic interest may differ from the percentage implied by the recorded net income or loss attributable to noncontrolling interests or dividends paid during a given period; (iii) the Company's economic interest for entities accounted for using the hypothetical liquidation at book value method is 100%; (iv) individual operating performance of the Company's equity method investments is not reflected and (v) inter-segment transactions are included as applicable for the metric presented.

(3)
The proportional adjustment factor, proportional maintenance capital expenditures (net of reinsurance proceeds) and proportional non-recoverable environmental capital expenditures are calculated by multiplying the percentage owned by noncontrolling interests for each entity by its corresponding consolidated cash flow metric and are totaled to the resulting figures. For example, Parent Company A owns 20% of Subsidiary Company B, a consolidated subsidiary. Thus, Subsidiary Company B has an 80% noncontrolling interest. Assuming a consolidated net cash flow from operating activities of $100 from Subsidiary B, the proportional adjustment factor for Subsidiary B would equal $80 (or $100 x 80%). The Company calculates the proportional adjustment factor for each consolidated business in this manner and then sums these amounts to determine the total proportional adjustment factor used in the reconciliation. The proportional adjustment factor may differ from the proportion of income attributable to noncontrolling interests as a result of (a) non-cash items which impact income but not cash and (b) AES' ownership interest in the subsidiary where such items occur.

(4)	Service concession asset expenditures excluded from free cash flow and proportional free cash flow non-GAAP metrics.

(5)
Excludes IPALCO’s proportional recoverable environmental capital expenditures of $84 million and $42 million for the three months ended December 31, 2015 and December 31, 2014, as well as, $205 million and $163 million for the twelve months ended December 31, 2015 and December 31, 2014, respectively.

(6)
Includes proportional adjustment amount for service concession asset expenditures of $8 million and $84 million for the three and twelve months ended December 31, 2015. The Company adopted service concession accounting effective January 1, 2015.

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)

RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS

Adjusted Pre-Tax Contribution (“Adjusted PTC”) and Adjusted Earnings Per Share (“Adjusted EPS”) are non-GAAP supplemental measures that are used by management and external users of our consolidated financial statements such as investors, industry analysts and lenders.
We define Adjusted PTC as pre-tax income from continuing operations attributable to AES excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions, (b) unrealized foreign currency gains or losses, (c) gains or losses due to dispositions and acquisitions of business interests, (d) losses due to impairments, and (e) costs due to the early retirement of debt. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis.

We define Adjusted EPS as diluted earnings per share from continuing operations excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions, (b) unrealized foreign currency gains or losses, (c) gains or losses due to dispositions and acquisitions of business interests, (d) losses due to impairments, and (e) costs due to the early retirement of debt.
The GAAP measure most comparable to Adjusted PTC is income from continuing operations attributable to AES. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. We believe that Adjusted PTC and Adjusted EPS better reflect the underlying business performance of the Company and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions, unrealized foreign currency gains or losses, losses due to impairments and strategic decisions to dispose of or acquire business interests or retire debt, which affect results in a given period or periods. In addition, for Adjusted PTC, earnings before tax represents the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Adjusted PTC and Adjusted EPS should not be construed as alternatives to income from continuing operations attributable to AES and diluted earnings per share from continuing operations, which are determined in accordance with GAAP.

	Three Months Ended December 31, 2015			Three Months Ended December 31, 2014
	Net of NCI(1)	Per Share (Diluted) Net of NCI(1) and Tax		Net of NCI(1)	Per Share (Diluted) Net of NCI(1) and Tax

Income (loss) from continuing operations attributable to AES and Diluted EPS	$(85)	$(0.13)		$206	$0.29
Add back income tax expense from continuing operations attributable to AES	161			90
Pre-tax contribution	$76			$296
Adjustments
Unrealized derivative (gains)/ losses(1)	$(138)	$(0.13)		$(114)	$(0.10)
Unrealized foreign currency transaction (gains)/ losses(2)	50	0.07		15	0.04
Disposition/ acquisition (gains) / losses	(10)	0.01	(3)	5	(0.08)
Impairment (gains)/ losses	328	0.50	(4)	121	0.20	(5)
Loss on extinguishment of debt	20	0.02	(6)	61	0.06	(7)
Adjusted pre-tax contribution and Adjusted EPS	$326	$0.34		$384	$0.41

(1)	Unrealized derivative (gains) losses were net of income tax per share of $(0.07) and $(0.06) in the three months ended December 31, 2015 and 2014, respectively.

(2)	Unrealized foreign currency transaction (gains) losses were net of income tax per share of $0.00 and $(0.02) in the three months ended December 31, 2015 and 2014, respectively.

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)

RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS

(3)
Amount primarily relates to the gain from the sale of Solar Spain and Solar Italy of $5 million ($19 million, or $0.03 per share, including income tax benefit per share of $0.02) and the loss from the tax consequences associated with the sale of a noncontrolling interest in Gener of $25 million, or $0.04 per share.

(4)
Amount primarily relates to the goodwill impairment at DPL of $317 million ($0.47 per share, net of income tax per share of $0.00) and asset impairments at Kilroot of $8 million ($21 million, or $0.03 per share, net of income tax expense per share of $0.02).

(5)
Amount primarily relates to other-than-temporary impairments of our equity method investment at Entek of $69 million ($75 million, or $0.10 per share, net of income tax expense per share of $0.01) and at Elsta of $41 million ($31 million, or $0.04 per share, net of income tax benefit per share of $0.01) as well as the goodwill impairment at Buffalo Gap of $10 million ($10 million, or $0.01 per share, net of income tax per share of $0.00).

(6)	Amount primarily relates to the loss on early retirement of debt at Andres of $11 million ($9 million, or $0.01 per share, net of income tax per share of $0.00).

(7)
Amount primarily relates to the loss on early retirement of debt at the DPL of $31 million ($20 million, or $0.03 per share, net of income tax benefit per share of $0.02), at Electrica Angamos of $20 million ($11 million, or $0.02 per share, net of noncontrolling interest of $6 million and of income tax per share of $0.00), at Parent Company of $11 million ($6 million, or $0.01 per share, net of income tax benefit per share of $0.01) and at Warrior Run of $7 million ($5 million, or $0.01 per share, net of income tax per share of $0.00).

	Year Ended December 31, 2015			Year Ended December 31, 2014
	Net of NCI(1)	Per Share (Diluted) Net of NCI(1) and Tax		Net of NCI(1)	Per Share (Diluted) Net of NCI(1) and Tax

Income (loss) from continuing operations attributable to AES and Diluted EPS	$306	$0.44		$789	$1.09
Add back income tax expense from continuing operations attributable to AES	269			228
Pre-tax contribution	$575			$1,017
Adjustments
Unrealized derivative (gains)/ losses(1)	$(166)	$(0.16)		$(135)	$(0.12)
Unrealized foreign currency transaction (gains)/ losses(2)	96	0.12		110	0.14
Disposition/ acquisition (gains)	(42)	(0.03)	(3)	(361)	(0.59)	(4)
Impairment losses	504	0.67	(5)	416	0.53	(6)
Loss on extinguishment of debt	183	0.18	(7)	274	0.25	(8)
Adjusted pre-tax contribution and Adjusted EPS	$1,150	$1.22		$1,321	$1.30

(1)	Unrealized derivative (gains) losses were net of income tax per share of $(0.08) and $(0.07) in 2015 and 2014 respectively.

(2)	Unrealized foreign currency transaction (gains) losses were net of income tax per share of $0.03 and $0.02 in 2015 and 2014 respectively.

(3)
Amount primarily relates to the gain from the sale of Solar Spain and Solar Italy of $7 million ($20 million, or $0.03 per share, including income tax benefit per share of $0.02), the gain from the sale of Armenia Mountain of $22 million ($14 million, or $0.02 per share, net of income tax expense per share of $0.01), and the loss from the tax consequences associated with the sale of a noncontrolling interest in Gener of $25 million, or $0.04 per share.

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)

RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS

(4)
Amount primarily relates to the gain from the sale of a noncontrolling interest in Masinloc of $283 million ($0.39 per share, net of income tax per share of $0.00), the gain from the sale of the U.K. wind projects of $78 million ($0.11 per share, net of income tax per share of $0.00), the loss from the liquidation of AgCert International of $1 million (net benefit of $18 million, or $0.03 per share, including income tax benefit per share of $0.03), the tax benefit of $24 million ($0.03 per share) related to the Silver Ridge Power transaction, and the tax benefit of $18 million ($0.02 per share) associated with the agreement executed in December 2014 to sell a noncontrolling interest in IPALCO.

(5)
Amount primarily relates to the goodwill impairment at DPL of $317 million ($0.46 per share, net of income tax per share of $0.00) and asset impairments at Kilroot of $121 million ($95 million, or $0.14 per share, net of income tax benefit per share of $0.03), at UK Wind (Development Projects) of $38 million ($24 million, or $0.04 per share, net of income tax benefit per share of $0.01), and at Buffalo Gap III of $116 million ($18 million, or $0.03 per share, net of income tax benefit per share of $0.01).

(6)
Amount primarily relates to the goodwill impairments at DPLER of $136 million ($0.19 per share, net of income tax per share of $0.00), and at Buffalo Gap of $28 million ($0.04 per share, net of income tax per share of $0.00), and asset impairments at Ebute of $67 million ($64 million, or $0.09 per share, net of income tax benefit per share of $0.00), and at Elsta of $41 million ($31 million, or $0.04 per share, net of income tax benefit per share of $0.01), and the other-than-temporary impairments at Silver Ridge Power of $42 million ($27 million, or $0.04 per share, net of income tax benefit per share of $0.02), and at Entek of $86 million ($0.12 per share, net of income tax benefit per share of $0.00).

(7)
Amount primarily relates to the loss on early retirement of debt at the Parent Company of $116 million ($75 million, or $0.11 per share, net of income tax benefit per share of $0.06) and at IPL of $22 million ($11 million, or $0.02 per share, net of income tax benefit per share of $0.01).

(8)
Amount primarily relates to the loss on early retirement of debt at the Parent Company of $200 million ($130 million, or $0.18 per share, net of income tax benefit per share of $0.10), at DPL of $31 million ($20 million, or $0.03 per share, net of income tax benefit per share of $0.02), at Electrica Angamos of $20 million ($11 million, or $0.02 per share, net of income tax benefit per share of $0.00), at U.K. wind projects of $18 million ($15 million, or $0.02 per share, net of income tax benefit per share of $0.00).

The AES Corporation
Parent Financial Information
Parent only data: last four quarters
(in millions)	4 Quarters Ended
Total subsidiary distributions & returns of capital to Parent	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
	Actual	Actual	Actual	Actual
Subsidiary distributions(1) to Parent & QHCs	$1,057	$917	$1,119	$1,094
Returns of capital distributions to Parent & QHCs	8	26	57	75
Total subsidiary distributions & returns of capital to Parent	$1,065	$943	$1,176	$1,169

Parent only data: quarterly
($ in millions)	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
	Actual	Actual	Actual	Actual
Subsidiary distributions to Parent & QHCs	$555	$93	$235	$175
Returns of capital distributions to Parent & QHCs	0	0	8	0
Total subsidiary distributions & returns of capital to Parent	$555	$93	$243	$175

Parent Company Liquidity (2)
($ in millions)	Balance at
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs (3)	$400	$6	$40	$292
Availability under credit facilities	738	625	739	739
Ending liquidity	$1,138	$631	$779	$1,031

(1)
Subsidiary distributions should not be construed as an alternative to Net Cash Provided by Operating Activities which are determined in accordance with GAAP. Subsidiary distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the subsidiary distributions and the Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.

(2)
Parent Company Liquidity is defined as cash at the Parent Company plus availability under corporate credit facilities plus cash at qualified holding companies (QHCs). AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’s indebtedness.

(3)
The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries had no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.

THE AES CORPORATION
2015 FINANCIAL GUIDANCE ELEMENTS(1), (2)

2015 Financial Guidance
As of 11/5/15
	Consolidated	Proportional
Income Statement Guidance
Adjusted Earnings Per Share (3)
Cash Flow Guidance	$1.18-$1.25
Net Cash Provided by Operating Activities
Free Cash Flow (4)	$1,900-$2,700 million
Reconciliation of Free Cash Flow Guidance		$1,000-$1,350 million
Net Cash from Operating Activities
Less: Maintenance Capital Expenditures	$1,900-$2,700 million	$1,600-$1,950 million
Free Cash Flow (4)	$650-$950 million	$450-$750 million

(1)	2015 Guidance is based on expectations for future foreign exchange rates and commodity prices as of September 30, 2015.

(2)
AES is a holding company that derives its income and cash flows from the activities of its subsidiaries, some of which may not be wholly-owned by the Company. Accordingly, the Company has presented certain financial metrics which are defined as Proportional (a non-GAAP financial measure). Proportional metrics present the Company's estimate of its share in the economics of the underlying metric. The Company believes that the Proportional metrics are useful to investors because they exclude the economic share in the metric presented that is held by non-AES shareholders. For example, Net Cash from Operating Activities (Operating Cash Flow) is a GAAP metric which presents the Company's cash flow from operations on a consolidated basis, including operating cash flow allocable to noncontrolling interests. Proportional Operating Cash Flow removes the share of operating cash flow allocable to noncontrolling interests and therefore may act as an aid in the valuation of the Company. Beginning in Q1 2015, the definition was revised to also exclude cash flows related to service concession assets. Proportional metrics are reconciled to the nearest GAAP measure. Certain assumptions have been made to estimate our proportional financial measures. These assumptions include: (i) the Company's economic interest has been calculated based on a blended rate for each consolidated business when such business represents multiple legal entities; (ii) the Company's economic interest may differ from the percentage implied by the recorded net income or loss attributable to noncontrolling interests or dividends paid during a given period; (iii) the Company's economic interest for entities accounted for using the hypothetical liquidation at book value method is 100%; (iv) individual operating performance of the Company's equity method investments is not reflected and (v) inter-segment transactions are included as applicable for the metric presented.

(3)
Adjusted earnings per share (a non-GAAP financial measure) is defined as diluted earnings per share from continuing operations excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions, (b) unrealized foreign currency gains or losses, (c) gains or losses due to dispositions and acquisitions of business interests, (d) losses due to impairments, and (e) costs due to the early retirement of debt. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and is considered in the Company's internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions, unrealized foreign currency gains or losses, losses due to impairments and strategic decisions to dispose or acquire business interests or retire debt, which affect results in a given period or periods. Adjusted earnings per share should not be construed as an alternative to diluted earnings per share from continuing operations, which is determined in accordance with GAAP.

(4)
Free Cash Flow is reconciled above. Free cash flow (a non-GAAP financial measure) is defined as net cash from operating activities excluding capital expenditures related to service concession assets, less maintenance capital expenditures (including non-recoverable environmental capital expenditures), net of reinsurance proceeds from third parties. AES believes that free cash flow is a useful measure for evaluating our financial condition because it represents the amount of cash provided by operations less maintenance capital expenditures as defined by our businesses, that may be available for investing or for repaying debt.

THE AES CORPORATION
2016 FINANCIAL GUIDANCE ELEMENTS(1), (2)

2016 Financial Guidance
	As of 11/5/15(2)		As of 2/24/16(2)
	Consolidated	Proportional	Consolidated	Proportional
Income Statement Guidance
Adjusted Earnings Per Share (3)	$1.05-$1.15		$0.95-$1.05
Cash Flow Guidance
Net Cash Provided by Operating Activities	$2,200-$3,000 million		$2,000-$2,900 million
Free Cash Flow (4)		$1,125-$1,475 million		$1,000-$1,350 million
Reconciliation of Free Cash Flow Guidance
Net Cash from Operating Activities	$2,200-$3,000 million	$1,625-$1,975 million	$2,000-$2,900 million	$1,500-$1,850 million
Less: Maintenance Capital Expenditures	$550-$850 million	$350-$650 million	$600-$800 million	$400-$600 million
Free Cash Flow (4)	$1,500-$2,300 million	$1,125-$1,475 million	$1,300-$2,200 million	$1,000-$1,350 million

(1)
AES is a holding company that derives its income and cash flows from the activities of its subsidiaries, some of which may not be wholly-owned by the Company. Accordingly, the Company has presented certain financial metrics which are defined as Proportional (a non-GAAP financial measure). Proportional metrics present the Company's estimate of its share in the economics of the underlying metric. The Company believes that the Proportional metrics are useful to investors because they exclude the economic share in the metric presented that is held by non-AES shareholders. For example, Net Cash from Operating Activities (Operating Cash Flow) is a GAAP metric which presents the Company's cash flow from operations on a consolidated basis, including operating cash flow allocable to noncontrolling interests. Proportional Operating Cash Flow removes the share of operating cash flow allocable to noncontrolling interests and therefore may act as an aid in the valuation of the Company. Beginning in Q1 2015, the definition was revised to also exclude cash flows related to service concession assets. Proportional metrics are reconciled to the nearest GAAP measure. Certain assumptions have been made to estimate our proportional financial measures. These assumptions include: (i) the Company's economic interest has been calculated based on a blended rate for each consolidated business when such business represents multiple legal entities; (ii) the Company's economic interest may differ from the percentage implied by the recorded net income or loss attributable to noncontrolling interests or dividends paid during a given period; (iii) the Company's economic interest for entities accounted for using the hypothetical liquidation at book value method is 100%; (iv) individual operating performance of the Company's equity method investments is not reflected and (v) inter-segment transactions are included as applicable for the metric presented.

(2)
2016 Guidance as of November 5, 2015 is based on expectations for future foreign exchange rates and commodity prices as of October 15, 2015. 2016 Guidance as of February 24, 2016 is based on expectations for future foreign exchange rates and commodity prices as of January 31, 2015.

(3)
Adjusted earnings per share (a non-GAAP financial measure) is defined as diluted earnings per share from continuing operations excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions, (b) unrealized foreign currency gains or losses, (c) gains or losses due to dispositions and acquisitions of business interests, (d) losses due to impairments, and (e) costs due to the early retirement of debt. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and is considered in the Company's internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions, unrealized foreign currency gains or losses, losses due to impairments and strategic decisions to dispose or acquire business interests or retire debt, which affect results in a given period or periods. Adjusted earnings per share should not be construed as an alternative to diluted earnings per share from continuing operations, which is determined in accordance with GAAP.

(4)
Free Cash Flow is reconciled above. Free cash flow (a non-GAAP financial measure) is defined as net cash from operating activities less maintenance capital expenditures (including non-recoverable environmental capital expenditures), net of reinsurance proceeds from third parties. AES believes that free cash flow is a useful measure for evaluating our financial condition because it represents the amount of cash provided by operations less maintenance capital expenditures as defined by our businesses, that may be available for investing or for repaying debt.